EXHIBIT 10.15

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
GREEN PLANET BIOENGINEERING CO. LTD.

The undersigned, being all of the Directors (the “Board of Directors”) of Green Planet Bioengineering Co. Ltd., a Delaware corporation (the “Corporation”), pursuant to the provisions of the Delaware Corporation Law, in lieu of holding a special meeting of the board of directors hereby agree and consent to and take the following action, without a meeting, waiving all notice of such meeting:

RESOLVED, that the Board has determined that it is in the best interest of the Corporation and its shareholders to ratify, agree, approve, authorize and direct that the Corporation enter into that certain agreement dated April 14, 2010, with One Bio, Corp. (“One Bio”) pursuant to which, among other things, (i) that certain Amended and Restated Green Planet Preferred Stock Purchase Agreement made effective as of June 17, 2009, between the Corporation and One Bio (“Amended and Restated GP Preferred Stock Agreement”) shall be cancelled, (ii) One Bio returned to the Corporation the 5,101shares of the Corporation’s preferred stock that the Corporation had issued to One Bio pursuant to the Amended and Restated GP Preferred Stock Agreement, and (iii) the Corporation returned to One Bio the 1,004,808 shares of One Bio common stock that had been issued to the Corporation pursuant to the Amended and Restated GP Preferred Stock Agreement; and it is further

RESOLVED, that the Board has determined that it is in the best interest of the Corporation and its shareholders to ratify, agree, approve, authorize and direct that the Corporation enter into that certain Option Agreement dated April 14, 2010, with One Bio, Corp. pursuant to which among other things, (i) the Corporation will grant to One Bio an option to acquire 100% of the stock of Elevated Throne Overseas Ltd. (“Elevated Throne”), the Corporation’s 100% owned BVI subsidiary, (ii) in the event One Bio exercises this option, the closing of the transaction will be subject to the approval of our stockholders, (iii) as consideration for One Bio’s exercise of this Option, One Bio will be required to (a) convert the $1,700,000 loan One Bio made to the Corporation on or about January 19, 2010, into an equity investment in Elevated Throne, (b) convert the $300,000 loan One Bio made to the Corporation on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (iii) that certain Convertible Note Purchase Agreement between One Bio  and the Corporation dated on or about September 1, 2009, will be cancelled, and (iv) certain 10% Convertible Bridge Loan Note Due September 1, 2010, in the principal amount of $300,000 from the Corporation  to One Bio shall be cancelled; and it is further

RESOLVED, that the Corporation shall file a Form 8-K to report the transactions authorized by the foregoing resolution; and it is further

RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to take any action to prepare and execute, for and on behalf of the Corporation, and to deliver and file any and all applications, covenants, powers of attorneys, consents to service of process, permits, licenses, qualifications and exemptions, and to execute, acknowledge, verify and publish all such applications, reports and resolutions, and all other papers and instruments which may be required in their opinion, as conclusively evidenced by their execution and delivery of same, by any state securities or other blue sky laws, or any state or other regulatory body, for the purpose of effecting the foregoing resolutions; and that the appropriate officers of the Corporation take any and all further action that they deem necessary or advisable in order to maintain such registrations in effect for as long as they may deem to be in the best interest of the Corporation; and that any resolutions required to be adopted in order to effect the foregoing resolutions are hereby adopted; and it is further

RESOLVED, that the appropriate officers of the Corporation be, and they hereby individually are, authorized and empowered in the name and on behalf of the Corporation, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certifications and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances, as any one or more of such officers may at any time or times deems necessary or desirable in order to carry out the full intent and purposes of the foregoing resolutions; and it is further

RESOLVED, that the delivery of copies of this Consent and of the signature page by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Consent as to the party and may be used in lieu of the original Consent for all purposes.  The signature of the director transmitted by electronic mail or facsimile shall be deemed to be his original signature for all purposes; and it is further

RESOLVED, that all prior actions of the directors and the officers of the Corporation, or any of them, in connection with any of the above matters are hereby ratified, confirmed and approved in all regards; and it is further

RESOLVED, that the action taken by this Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the Board of Directors of the Corporation duly called and constituted pursuant to the By-laws of the Corporation and the laws of the State of Delaware; and it is further

RESOLVED, that this Consent may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same consent notwithstanding that all parties are not signatory to the same counterpart.  The delivery of copies of this Consent and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Consent as to the parties and may be used in lieu of the original Consent for all purposes.  Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.

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EXECUTION PAGE FOR THE
UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
GREEN PLANET BIOENGINEERING, CO., LTD.

IN WITNESS WHEREOF, the undersigned directors of the Corporation duly executed this Written Consent effective as of the 14th day of April, 2010.

/s/ Zhao Min	/s/ Zhen Min Yan
Zhao Min, Director	Zhen Min Yan, Director

/s/ Chan Jian Min	/s/ Ou Shanyan
Chan Jian Min, Director	Ou Shanyan, Director

/s/ Jianrong Zheng
Jianrong Zheng, Director

BEING ALL OF THE DIRECTORS OF THE CORPORATION